UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 16, 2003

(Date of Report)

GENETRONICS BIOMEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29608	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11199 Sorrento Valley Road, San Diego California, 92121-1334
(Address of principal executive offices)

(858) 597-6006
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  Other Events

On July 16, 2003, the Registrant issued a press release announcing that it had raised an aggregate of $15.67 million, through the sale of $8.17 million of its Series A Cumulative Convertible Preferred Stock and $7.50 million of its Series B Cumulative Convertible Preferred Stock, to institutional and accredited investors.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(a) None.

(b) None.

(c) The following exhibits are attached hereto and incorporated herein by reference.

Exhibit No.	Exhibit Description
99.1	Press Release dated July 16, 2003 announcing $15.67 million financing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENETRONICS BIOMEDICAL CORPORATION

DATED: July 23, 2003	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer